HSBC

CONFIDENTIAL

27 July 2020

Maint-Kleen Pte. Ltd.
18 Kaki Bukit Road 3
#04-19 Entreprenuer Business Centre
Singapore 415978

Attention: Mr Hansel Loo
Director

Dear Sir

RECEIVABLES PURCHASE FACILITY

We, The Hongkong and Shanghai Banking Corporation Limited, Singapore Branch (the "**Bank**"), refer to the facility letter dated 5 June 2020 (as the same may be revised, amended, supplemented and/or replaced from time to time by written agreement) (the "**Facility Letter**") and the Receivables Purchase (Recourse) Terms and Conditions (the "**Conditions**") annexed thereto (collectively the "**Agreement**") in respect of the receivables purchase facility (the "**Facility**") made available to **Maint-Kleen Pte. Ltd.** (the "**Seller**"), and wish to advise the following revisions to the terms and conditions as set out in this supplemental facility letter (the "**Supplemental Facility Letter**").

All capitalised terms used in this Supplemental Facility Letter shall have the same meanings as defined in the Agreement unless otherwise defined in this Supplemental Facility Letter.

Please be advised that Clause 5 of the Facility Letter shall be deleted in its entirety and shall be revised and replacing it with the following:

5. The Seller shall be subject to a Field Survey yearly or from time to time as may be required by the Bank. The Seller shall pay to the Bank in respect of each survey an audit fee of SGD500/-, and submit to the Bank:

   (a) its latest management accounts; and

   (b) ageing analysis; and

   (c) any other documents and information as the Bank may require.

   For the purposes of the Agreement, "Field Survey" means a due diligence exercise carried out by the Bank at the Seller's office to review sales contracts, ageing of receivables and such other information as the Bank shall determine.

Unless otherwise defined in this Supplemental Facility Letter, all words and expressions as defined in the Agreement shall have the same meanings when used or referred to herein.

Save as revised or supplemented herein, all other provisions of the Agreement shall continue to apply and to remain in full force and effect.

Without prejudice to the terms and conditions of the Agreement as supplemented by this Supplemental Facility Letter, the Facility is subject to review from time to time.

This Supplemental Facility Letter shall be governed by, and construed in accordance with the laws of Singapore.

Yours faithfully

Eileen Ho
Vice President
Commercial Banking

David Sim
Senior Vice President and Team Head
Commercial Banking

HSBC

CONFIDENTIAL

5 June 2020

Maint-Kleen Pte. Ltd.
18 Kaki Bukit Road 3
#04-19 Entreprenuer Business Centre
Singapore 415978

Attention: Mr Hansel Loo
Director

Dear Sir

WITH RECOURSE RECEIVABLES PURCHASE FACILITY

The Hongkong and Shanghai Banking Corporation Limited, Singapore Branch (the "**Bank**") is pleased to offer **Maint-Kleen Pte. Ltd.** (the "**Seller**") a facility (the "**Facility**"), subject to the terms and conditions set out in this letter (as the same may be revised, amended, supplemented and/or replaced in writing from time to time) (the "**Facility Letter**") and the Receivables Purchase (Recourse) Terms and Conditions (annexed at Appendix A) (the "**Conditions**") which are incorporated into the terms of this Facility Letter.

1. **Type of Facility**

The Facility is advanced on a with recourse and notified and non-notified basis.

2. **Definitions and Interpretations**

For purposes of this Facility Letter, the expression "**Agreement**" means the agreement between the Bank and the Seller constituted by the terms of this Facility Letter (as amended, supplemented and/or replaced from time to time) and the Conditions.

All capitalised terms used in this Facility Letter shall have the same meanings as defined in the Conditions unless otherwise defined in this Facility Letter.

In the event of any inconsistency between the terms set out in this Facility Letter and the terms set out in the Conditions, the terms set out in this Facility Letter shall prevail.

Details of the **Approved Debtors** as at the date of this Facility Letter are set out in the Schedule to this Facility Letter together with the existing **Approved Country, Approved Currencies** and **Funding Limits** applicable to them.

In addition the following terms defined in the Conditions by reference to this Facility Letter shall have the following meanings (subject in each case to any contrary provisions in the Schedule to this Facility Letter):

Refer Limit	: SGD1,800,000/-
Prepayment Percentage	: 80 per cent. of the Assigned Debt.
Prepayment Period	: The period beginning on the date of the sales invoice for the Assigned Debt and expiring 60 days after the Due Date of the Assigned Debt.
Discount Charge Rate	: For amounts denominated in SGD 3 per cent. per annum over the higher of the Bank's three months or overnight Singapore InterBank Offered Rate, as conclusively determined by the Bank from time to time. If, at any time, the Singapore Interbank Offered Rate or the London Interbank Offered Rate (as applicable), or any other publicly reference rate applied by the Bank in the calculation of any pricing (in each case, the "**Reference Rate**) is below zero, the applicable Reference Rate shall be zero.
Service Fee	: A sum equal to 0.25 per cent. of the amount of each Assigned Debt.
Due Date	: The date falling not more than 30 days after:- (a) the date of the sales invoice for the Assigned Debt, or (b) (if none) the date on which the Assigned Debt arises.
Concentration Cap	: 30 per cent. of the total value of all outstanding Assigned Debts at any time.

3. In addition to the fee(s) payable in accordance with the Conditions, the Seller must pay to the Bank an annual review fee (the "Annual Review Fee") of SGD1,000/- , such fee being payable on acceptance of the terms and conditions of the Agreement by the Seller.

4. All payments made by the Bank shall be credited only to the Seller's bank account maintained with the Bank. The Seller must open and maintain a current account with the Bank in the currency of each Purchase Price for the duration of the Term.

5. The Seller shall be subject to a Field Survey yearly or from time to time as may be required by the Bank. The Seller shall pay to the Bank in respect of each survey an audit fee of USD500/-, and submit to the Bank:

   (a) its latest management accounts; and

   (b) ageing analysis; and

(c) any other documents and information as the Bank may require.

For the purposes of the Agreement, "Field Survey" means a due diligence exercise carried out by the Bank at the Seller's office to review sales contracts, ageing of receivables and such other information as the Bank shall determine.

6. All liabilities of the Seller to the Bank from time to time shall be secured by the following:

(a) a fresh security over receivables, to be provided by the Seller (the "**Security Over Receivables**"); and

(b) the security documents referred to in the Separate Facility Letter (and such other security as may from time to time be provided to the Bank in connection with the Separate Facility Letter).

For the purposes of this Facility Letter, the term "Separate Facility Letter" shall mean the separate facility letter dated 5 June 2020 from the Bank to the Seller under which the Bank makes certain other banking facilities available to the Seller (as amended, supplemented, renewed or replaced from time to time by written agreement).

7. The representations, warranties and undertakings set out in the "Additional Matters" section of the Separate Facility Letter shall apply to the Facility as if set out in this Facility Letter in full (with applicable amendments if the context so requires), and the Seller is deemed to have made such representations, warranties and undertakings on the date of the Agreement and on each subsequent day during the continuation of the Agreement. The Facility is uncommitted. For as long as the Facility is made available by the Bank, it will be subject to review by the Bank at any time.

8. Before the Bank accepts any application from the Seller in accordance with the Agreement, the Seller must deliver to the Bank the following documents in form and content satisfactory to the Bank and satisfy any other conditions set out below prior to any utilisation of the Facility:

(a) the attached duplicate copy of this Facility Letter with the form of acceptance thereon duly signed by the Seller ;and the form of confirmation duly signed by the third party security provider(s) referred to in the Separate Facility Letter

(b) the resolution of the board of directors of the Seller approving the acceptance of the Agreement;

(c) a certified true copy of the constitution of the Seller;

(d) the Security over Receivables, together with all documents which may be required or necessary for the purposes of perfecting the said security document(s), duly executed by the Seller;

(e) the resolution of the Board of Directors of the approving the provision of the Security over Receivables and any other documents required by the Bank;

(f) in relation to each Notified Debt, a signed and dated Notice of Assignment addressed to each Approved Debtor evidencing that notice of assignment has been served on the relevant Approved Debtors, if not already submitted to the Bank. The Seller may give the Bank one Notice of Assignment in respect of all the Debts relating to the same Debtor;

(g) in relation to each Non-Notified Debt, a signed but undated Notice of Assignment addressed to each Approved Debtor, if not already submitted to the Bank. The Seller may give the Bank one Notice of Assignment in respect of all the Debts relating to the same Debtor;

(h) payment of the Arrangement Fee and any other fees, costs and expenses due to the Bank under the Agreement;

(i) a satisfactory Field Survey in respect of the Seller's receivables; and

(j) such other conditions, information and documents as the Bank may require.

9. This Facility Letter and the Conditions together constitute the entire agreement between the Bank and the Seller in respect of the matters set out herein, and no other terms and conditions shall be included or implied.

10. This Facility Letter may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Facility Letter.

11. This offer of the Facility is available for acceptance by the Seller until the date falling 21 days from the date of this Facility Letter. If the Acceptance and Confirmation notice (a copy of which is attached hereto) is not received by the Bank within 21 days from the date of this Facility Letter, the offer of the Facility shall be deemed to have lapsed and expired.

12. The Bank is pleased to be of service to you. If you wish to accept the terms and conditions of the Agreement, we shall be grateful if you could arrange for the authorised signatories of the Seller to sign and return the Acceptance and Confirmation notice attached to this Facility Letter and the duplicate of this Facility Letter, to signify your understanding, acceptance of the terms and conditions of the Agreement.

13. **Governing Law**

The Agreement shall be governed by, and construed in accordance with the laws of Singapore.

14. **Jurisdiction**

Each Party unconditionally submits to the non-exclusive jurisdiction of the courts of Singapore in respect of all matters arising out of or in connection with the Agreement.

The Agreement has been executed by the Seller as a deed, and by the Bank, under hand, and shall take effect on and from the date written at the start of this Facility Letter.

Yours faithfully

Eileen Ho
Vice President
Commercial Banking

David Sim
Senior Vice President and Team Head
Commercial Banking

each on behalf of the Hongkong and Shanghai Banking Corporation Limited, Singapore Branch.

Approved Debtors	Approved Currency	Approved Country(ies)	Basis of Notification	Funding Limit
Ang Mo Kio Town Council	SGD	Singapore	Notified	SGD450,000/-
Pasir Ris-Punggol Town Council	SGD	Singapore	Non-Notified	SGD200,000/-
Tanjong Pagar Town Council (Zone QT2 and Zone TT1)	SGD	Singapore	Non-Notified	SGD450,000/-
Mustafa Centre (including Extn 2 and 4)	SGD	Singapore	Non-Notified	SGD250,000/-
AWWA School (Blk 11)	SGD	Singapore	Non-Notified	SGD50,000/-
MCST 2622 – Summerdale	SGD	Singapore	Non-Notified	SGD70,000/-
Parkroyal on Kitchener	SGD	Singapore	Non-Notified	SGD120,000/-
MCST 2385 – Regent Heights Condominium	SGD	Singapore	Non-Notifed	SGD100,000/-
MCST 2790 – Tropical Spring Condominium	SGD	Singapore	Non-Notified	SGD40,000/-
Rainbow Centre – Margaret Drive School	SGD	Singapore	Non-Notified	SGD100,000/-
Rainbow Centre-Yishun Park School	SGD	Singapore	Non-Notified	SGD50,000/-
Rainbow Centre-OOSH Yishun	SGD	Singapore	Non-Notified	SGD10,000/-
MCST 2591 – Melrose Park	SGD	Singapore	Non-Notified	SGD50,000/-

Approved Debtors	Approved Currency	Approved Country(ies)	Basis of Notification	Funding Limit
NTUC Foodfare Co-Operative Ltd – Whampoa Market	SGD	Singapore	Non-Notified	SGD60,000/-
DBS Trustee Limited as Trustee of Mapletree Woodlands Spectrum	SGD	Singapore	Non-Notified	SGD120,000/-
AWWA Ltd – Blk 9	SGD	Singapore	Non-Notified	SGD15,000/-
Kingsford Waterbay	SGD	Singapore	Non-Notified	SGD150,000/-
Lian Beng (8) Pte Ltd – Wilkie Edge	SGD	Singapore	Non-Notified	SGD100,000/-
AWWA Ltd – Kim Keat	SGD	Singapore	Non-Notified	SGD15,000/-
MCC Land (Potong Pasir) – The Poiz Centre	SGD	Singapore	Non-Notified	SGD50,000/-
MCST 1853 – Cititech Industrial Building	SGD	Singapore	Non-Notified	SGD40,000/-
Lian Beng – Apricot (Sembawang) Pte Ltd	SGD	Singapore	Non-Notified	SGD100,000/-
MCST 3550 – Botannia	SGD	Singapore	Non-Notified	SGD65,000/-
Raffles Institution	SGD	Singapore	Non-Notified	SGD270,000/-
ITE College – East	SGD	Singapore	Non-Notified	SGD350,000/-

To: The Manager
The Hongkong and Shanghai Banking Corporation Limited

ACCEPTANCE AND CONFIRMATION

We, **Maint-Kleen Pte. Ltd.** confirm our acceptance of the offer and all the terms and conditions set out in the Agreement.

We further confirm that all prepayments (and any other amounts payable to us) under the Receivables Purchase Facility made available by you to us are to be paid into our Current Account No: ______________________________ held with you.

EXECUTED and **DELIVERED**)
as a Deed on __________ (date))
for and on behalf of)
Maint-Kleen Pte. Ltd.)
by)

____
Director
Name: Loo Hansel

____
Director/~~Secretary~~*
Name: Wong Chee Kwok

*Delete as applicable.
Note: This should be signed by either (i) two directors or (ii) one director and the Company Secretary.

To: The Manager
The Hongkong and Shanghai Banking Corporation Limited (the "Bank")

GUARANTOR'S CONFIRMATION

We confirm that:-

(a) we consent to the terms and conditions as set out in the Bank's facility letter dated 5 June 2020 (as the same may be revised, amended and/or supplemented from time to time) with the Receivables Purchase (Recourse) Terms and Conditions annexed thereto (the "**Facility Letter**"); and

(b) we are and will be bound by the terms of the guarantee or to be executed by us in favour of the Bank, and that our obligations under the said guarantee are and will remain in full force and effect.

For and on behalf of
Sapphire Universe Holdings Limited

To: The Manager
The Hongkong and Shanghai Banking Corporation Limited (the "Bank")

GUARANTOR'S CONFIRMATION

I confirm that:-

(a) I consent to the terms and conditions as set out in the Bank's facility letter dated 5 June 2020 (as the same may be revised, amended and/or supplemented from time to time) with the Receivables Purchase (Recourse) Terms and Conditions annexed thereto (the "**Facility Letter**"); and

(b) I am and will be bound by the terms of the guarantee or to be executed by me in favour of the Bank, and that my obligations under the said guarantee are and will remain in full force and effect.

Name: **Mr Ho Kin Wai**
Identification No.: KJ 0173889
Date: 5 August 2020

To: The Manager
The Hongkong and Shanghai Banking Corporation Limited (the "Bank")

GUARANTOR'S CONFIRMATION

I confirm that:-

(a) I consent to the terms and conditions as set out in the Bank's facility letter dated 5 June 2020 (as the same may be revised, amended and/or supplemented from time to time) with the Receivables Purchase (Recourse) Terms and Conditions annexed thereto (the "**Facility Letter**"); and

(b) I am and will be bound by the terms of the guarantee or to be executed by me in favour of the Bank, and that my obligations under the said guarantee are and will remain in full force and effect.

Name: **Mr Vernon Kwek**
Identification No.: S7145417G
Date: